AMENDED AND RESTATED CONSULTING AGREEMENT

This Amended and Restated Consulting Agreement (the “Agreement”) is made this 16st day of September, 2015, between the client Oxford City Football Club, Inc. (“Oxford”) having its principal place of business at 10 Fairway Drive. Suite 302 Deerfield Beach, FL 33441 and GCE Wealth, Inc. (“GCE”).

WHEREAS, Oxford and GCE entered into a Consulting Agreement dated December 1, 2012 (the “Original Agreement”) for GCE to perform support and management services for Oxford;

WHEREAS, Oxford and GCE desire to amend and restate the compensation structure of the Original Agreement on the terms and conditions provided herein.

NOW THEREFORE, in consideration for the mutual covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.   Termination of Prior Agreement

GCE agrees that all compensation earned by GCE and accrued by Oxford in connection with the Original Agreement be cancelled and removed from Oxford’s accounting records immediately. In lieu thereof, the parties will agree to new compensation and terms as provided below.

2.   Compensation and Term

Client hereby retains GCE and GCE hereby agrees to perform the following services: Consulting services of Oxford, as required by Oxford, through December 2018. GCE will at various times perform services at GCE’s headquarters at other GCE facilities, or at GCE facilities. GCE will perform the services at various times and for various durations as directed by Oxford.

GCE will be compensated $500,000 per year payable in monthly installments.

Reasonable and necessary business and travel expenses actually incurred by GCE shall be reimbursed by Oxford upon submission of expense reports with back-up documentation.

If GCE brings a legal action to collect any sums due under this Agreement it shall be entitled to collect, in addition to all damages, its costs of collection, including reasonable attorney’s fees.

This Agreement shall commence on the date stated above, and shall remain in effect until all obligations under this Agreement have been properly completed. GCE may terminate this Agreement with or without cause at any time.

3.   Independent Contractor

GCE acknowledges that the services rendered under this Agreement shall be solely as an independent contractor.

Confidentiality

GCE recognizes and acknowledges that this Agreement creates a confidential relationship between GCE and Oxford and that information concerning Oxford’s business affairs, customers, vendors, finances, properties, methods of operation, computer programs, and documentation, and other such information, whether written, oral, or otherwise, is confidential in nature. All such information concerning Oxford is hereinafter collectively referred to as “Confidential Information.” GCE agrees to follow Oxford information security procedures and otherwise take all reasonable precautions for the protection of Confidential Information.

4.   Non-Disclosure

GCE agrees that, except as directed by Oxford, it will not at any time during or after the term of this Agreement disclose any Confidential Information to any person whatsoever and that upon the termination of this Agreement it will turn over to Oxford all documents, papers, and other matter in its possession or control that relate to Oxford. GCE further agrees to bind its employees and subcontractors to the terms and conditions of this Agreement.

5.   Governing Law

This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada.

6.   Entire Agreement and Notice

This Agreement contains the entire understanding of the parties and may not be amended without specific written consent of both parties. Any notice given under this Agreement shall be sufficient if it is in writing and if sent by certified or registered mail.

IN WITNESS WHEREOF, WMX and GCE have duly executed this Agreement as of the day and year first above written.

GCE WEALTH INC.		OXFORD CITY FOOTBALL CLUB, INC.

By:		By:
Name:	Thomas Guerriero	Name:	Thomas Guerriero
Title:	President	Title:	Chairman, CEO